UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 2, 2005


                             P & F INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)

             Delaware                 1-5332               22-1657413
----------------------------  --------------------- -------------------------
(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
                                                     of Incorporation) Number)

                  300 Smith Street, Farmingdale, New York 11735
                  ---------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (631) 694-1800
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[  ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[  ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01     Entry into a Material Definitive Agreement.

     Pursuant to an Asset Purchase Agreement (the "APA"), dated as of February 2, 2005, between Green Manufacturing, Inc. ("Green"), a wholly owned subsidiary of P & F Industries, Inc. (the "Registrant"), and Benko Products, Inc. ("Benko"), Green sold certain of its assets comprising its Access Division (the "Division") to Benko. The assets sold pursuant to the APA include, among others, certain machinery and equipment, accounts receivable ("Purchased Receivables"), inventory, intellectual property and other intangibles. Certain assets of the Division were retained by Green, including, but not limited to, certain of the Division's accounts receivable existing at the consummation of the sale to Benko (the "Closing").

     The purchase price paid by Benko in consideration for the assets acquired pursuant to the APA was One Million Eight Hundred Thirty-Seven Thousand Seven Hundred Fourteen and Sixty-Four One-Hundredths ($1,837,714.64) Dollars, consisting of (a) a payment to Green at Closing of Eight Hundred Eighty Thousand Sixty-Nine and Two One-Hundredths ($880,069.02) Dollars; (b) Eight Hundred Thirty-Six Thousand Seven Hundred Eighty-Three and Thirty-Five One-Hundredths ($836,783.35) Dollars payable pursuant to the terms of a Promissory Note ("Note 1"), dated February 2, 2005, payable in various amounts over a twenty-one (21) month period commencing as of the Closing; and (c) One Hundred Twenty Thousand Eight Hundred Sixty-Two and Twenty-Seven One-Hundredths ($120,862.27) Dollars payable pursuant to the terms of a Promissory Note (collectively with Note 1, the "Notes"), dated February 2, 2005, payable in various amounts over a four (4) month period commencing as of the Closing. Benko agreed to pay additional consideration on an annual basis for the two (2) successive twelve (12) month periods commencing as of the Closing, dependent on certain sales by Benko, subject to certain other conditions. In addition, Benko assumed certain of Green's contractual obligations. Pursuant to the APA, and subject to certain conditions, Benko has the option to return, and Green must purchase, certain delinquent Purchased Receivables. The obligations of Benko under the APA and the Notes are guaranteed by each of a principal shareholder and an affiliate of Benko, and partially secured by certain collateral.

Item 9.01     Financial Statements and Exhibits.

     (c)      Exhibits.

              2.1 Asset Purchase Agreement, dated as of February 2, 2005, between Green Manufacturing, Inc. and Benko Products, Inc.*

              2.2 Promissory Note, dated February 2, 2005, made payable in the original principal amount of Eight Hundred Thirty-Six Thousand Seven Hundred Eighty-Three and Thirty-Five One-Hundredths ($836,783.35) Dollars to the order of Green Manufacturing, Inc.

              2.3 Promissory Note, dated February 2, 2005, made payable in the original principal amount of One Hundred Twenty Thousand Eight Hundred Sixty-Two and Twenty-Seven One-Hundredths ($120,862.27) Dollars to the order of Green Manufacturing, Inc.

              99.1 Press Release, dated February 3, 2005, issued by P & F Industries, Inc.

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     * Pursuant to Rule  601(b)(2)  of  Regulation  S-K,  certain  exhibits  and schedules have been omitted from this filing. The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            P & F INDUSTRIES, INC.


Date:  February 3, 2005                     /s/ Joseph A. Molino, Jr.
                                            -------------------------
                                            Joseph A. Molino, Jr.
                                            Vice President and
                                            Chief Financial Officer